Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development & IR
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Third Quarter 2024 Results

▪Quarterly revenue of $464 million; within prior quarterly outlook range
▪Non-cash charge of $450 million taken in connection with legal verdict. Believe outcome is unsupported by facts or the law; evaluating all available legal options
▪GAAP operating loss of $433 million or Non-GAAP adjusted operating income of $17.0 million
▪Quarterly GAAP EPS of $(7.53) or Non-GAAP adjusted EPS of $0.19
▪Total backlog of $1.0 billion; Anticipate greater order flow toward the later stages of normal seasonality
▪2024 revenue outlook reduced to $1.95B, Non-GAAP adjusted EPS outlook reduced to $1.25, excluding impact of legal charge

LAFAYETTE, Ind. – October 24, 2024 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended September 30, 2024.
The Company's net sales for the third quarter of 2024 were $464.0 million, reflecting a 26.7% decrease compared to the same quarter of the previous year. The Company achieved consolidated gross profit of $56.0 million, equivalent to 12.1% of sales. GAAP operating loss amounted to $433.0 million as the company recognized a $450 million non-cash charge in connection with a legal verdict. Non-GAAP adjusted operating income was $17.0 million for the quarter, representing 3.7% of sales. Third quarter GAAP diluted earnings per share was $(7.53) or $0.19 on a Non-GAAP adjusted basis.
As of September 30, 2024, total Company backlog stood at approximately $1.0 billion, a decrease of 22% compared to the second quarter of 2024 as new order activity remained modest. While orders typically show a seasonal increase during the second half of the calendar year, it is usual for third quarter backlog to contract, with Q3 showing a sequential decline in 6 of the 10 years prior to 2024.
"During the third quarter, our GAAP EPS was $(7.53), primarily as a result of taking a $450 million non-cash charge as the result of a legal verdict, while non-GAAP adjusted EPS was $0.19," said Brent Yeagy, president and chief executive officer. "We firmly believe the outcome in this case is unsupported by the facts or the law. Additionally, the jury was not permitted to hear key evidence in the case. While we wait for the court to enter a final judgement for purposes of appeal, we are evaluating all of the legal options available to us. This situation will inevitably take time to be fully resolved, though we do not expect this verdict to impact our capital allocation priorities and strategy."
For the full-year ending December 31, 2024, the Company reduced its revenue outlook to roughly $1.95 billion and reduced its Non-GAAP adjusted EPS guidance to approximately $1.25.

“As customers continue to carefully manage their capital expenditure plans, we are rebalancing demand against capacity needs," explained Yeagy. "As a result, we have reduced our implied guidance for the fourth quarter. That said, as we continue to negotiate orders for 2025, we believe industry volumes for dry van trailers should be reasonably similar to 2024, while we expect to see improvement in parts & services, truck body, and tank trailers. We believe Wabash is well-positioned to capitalize on the next period of freight expansion and we are focused on continuing our progress toward achieving outsized strategic growth that is both more resilient and more profitable."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2024 and 2023. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended September 30,	2024	2023
New Units Shipped
Trailers	7,585	10,765
Truck bodies	3,630	4,160

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2024	2023	2024	2023
	(Unaudited, dollars in thousands)
Net sales	$415,506	$582,870	$52,324	$56,441
Gross profit	$44,938	$107,549	$11,071	$15,361
Gross profit margin	10.8%	18.5%	21.2%	27.2%
Income from operations	$29,162	$89,413	$8,316	$12,358
Income from operations margin	7.0%	15.3%	15.9%	21.9%
During the third quarter, Transportation Solutions generated net sales of $415.5 million, a decrease of 28.7% compared to the same quarter of the previous year. Operating income for the quarter amounted to $29.2 million, representing 7.0% of sales.
Parts & Services' net sales for the third quarter were $52.3 million, a decrease of 7.3% compared to the prior year quarter. Operating income for the quarter amounted to $8.3 million, or 15.9% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net (loss) income attributable to common stockholders and diluted (loss) earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted EBITDA, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Third Quarter 2024 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Thursday, October 24, 2024, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.

About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to the Missouri product liability action and the unfavorable jury verdict, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$81,842	$179,271
Accounts receivable, net	238,657	182,990
Inventories, net	260,599	267,635
Prepaid expenses and other	58,388	51,457
Total current assets	639,486	681,353
Property, plant, and equipment, net	342,578	325,444
Goodwill	188,436	188,409
Deferred income tax asset	98,003	—
Intangible assets, net	77,357	86,418
Investment in unconsolidated entity	—	1,647
Other assets	109,476	79,543
Total assets	$1,455,336	$1,362,814
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	187,626	156,608
Other accrued liabilities	151,657	195,601
Total current liabilities	339,283	352,209
Long-term debt	396,970	396,465
Deferred income taxes	—	17,013
Other non-current liabilities	517,904	47,028
Total liabilities	1,254,157	812,715
Commitments and contingencies
Noncontrolling interest	659	603
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 43,336,755 and 45,393,260 shares outstanding, respectively	781	774
Additional paid-in capital	687,801	677,886
Retained earnings	109,995	403,923
Accumulated other comprehensive losses	(3,125)	(428)
Treasury stock at cost, 34,796,209 and 32,128,755 common shares, respectively	(594,932)	(532,659)
Total Wabash National Corporation stockholders' equity	200,520	549,496
Total liabilities, noncontrolling interest, and equity	$1,455,336	$1,362,814

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$464,040	$632,828	$1,529,926	$1,940,400
Cost of sales	408,031	509,918	1,307,813	1,550,436
Gross profit	56,009	122,910	222,113	389,964
General and administrative expenses	479,051	35,836	549,693	109,194
Selling expenses	7,125	6,086	22,103	20,164
Amortization of intangible assets	2,912	3,204	9,061	9,610
Impairment and other, net	(51)	147	946	149
(Loss) income from operations	(433,028)	77,637	(359,690)	250,847
Other income (expense):
Interest expense	(4,958)	(4,932)	(14,894)	(14,913)
Other, net	1,384	844	4,565	1,706
Other expense, net	(3,574)	(4,088)	(10,329)	(13,207)
Loss from unconsolidated entity	(1,677)	—	(4,578)	—
(Loss) income before income tax expense	(438,279)	73,549	(374,597)	237,640
Income tax (benefit) expense	(108,406)	18,068	(92,215)	56,289
Net (loss) income	(329,873)	55,481	(282,382)	181,351
Net income attributable to noncontrolling interest	293	152	659	481
Net (loss) income attributable to common stockholders	$(330,166)	$55,329	$(283,041)	$180,870

Net (loss) income attributable to common stockholders per share:
Basic	$(7.53)	$1.18	$(6.33)	$3.82
Diluted	$(7.53)	$1.16	$(6.33)	$3.74
Weighted average common shares outstanding (in thousands):
Basic	43,832	46,906	44,700	47,373
Diluted	43,832	47,755	44,700	48,348

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(282,382)	$181,351
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	31,333	23,075
Amortization of intangibles	9,061	9,610
Net (gain) loss on sale of property, plant and equipment	(32)	149
Deferred income taxes	(115,065)	9,924
Stock-based compensation	9,915	8,812
Non-cash interest expense	719	710
Equity in loss of unconsolidated entity	4,578	—
Impairment	994	—
Changes in operating assets and liabilities
Accounts receivable	(55,667)	44,396
Inventories	7,036	(100,422)
Prepaid expenses and other	(2,652)	(11,820)
Accounts payable and accrued liabilities	(23,990)	39,277
Other, net	452,540	(464)
Net cash provided by operating activities	36,388	204,598
Cash flows from investing activities
Cash payments for capital expenditures	(50,843)	(85,071)
Expenditures for revenue generating assets	(1,435)	(3,961)
Proceeds from the sale of assets	2,844	—
Investment in unconsolidated entities	(10,200)	—
Net cash used in investing activities	(59,634)	(89,032)
Cash flows from financing activities
Proceeds from exercise of stock options	7	155
Dividends paid	(11,309)	(12,157)
Borrowings under revolving credit facilities	688	103,992
Payments under revolving credit facilities	(688)	(103,992)
Debt issuance costs paid	(5)	(110)
Stock repurchases	(62,273)	(55,899)
Distribution to noncontrolling interest	(603)	(512)
Net cash used in financing activities	(74,183)	(68,523)
Cash and cash equivalents:
Net (decrease) increase in cash, cash equivalents, and restricted cash	(97,429)	47,043
Cash, cash equivalents, and restricted cash at beginning of period	179,271	58,245
Cash, cash equivalents, and restricted cash at end of period	$81,842	$105,288
Supplemental disclosures of cash flow information:
Cash paid for interest	$9,593	$9,743
Net cash paid for income taxes	$35,461	$69,788
Period end balance of payables for property, plant, and equipment	$16,072	$7,517

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended September 30,	2024	2023
Units Shipped
New trailers	7,585	10,765
New truck bodies	3,630	4,160
Used trailers	10	25

Three Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New Trailers	$308,577	$—	$(1,661)	$306,916
Used Trailers	71	396	(71)	396
Components, parts and service	—	31,539	—	31,539
Equipment and other	106,858	20,389	(2,058)	125,189
Total net external sales	$415,506	$52,324	$(3,790)	$464,040
Gross profit	$44,938	$11,071	$—	$56,009
Income (loss) from operations	$29,162	$8,316	$(470,506)	$(433,028)
Adjusted income (loss) from operations[1]	$29,162	$8,316	$(20,506)	$16,972

2023
New Trailers	$477,802	$—	$(2,216)	$475,586
Used Trailers	—	1,340	—	1,340
Components, parts and service	—	38,091	—	38,091
Equipment and other	105,068	17,010	(4,267)	117,811
Total net external sales	$582,870	$56,441	$(6,483)	$632,828
Gross profit	$107,549	$15,361	$—	$122,910
Income (loss) from operations	$89,413	$12,358	$(24,134)	$77,637
Adjusted income (loss) from operations[1]	$89,413	$12,358	$(24,134)	$77,637

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Nine Months Ended September 30,	2024	2023
Units Shipped
New trailers	25,330	34,375
New truck bodies	11,245	11,995
Used trailers	45	55

Nine Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New Trailers	$1,057,880	$—	$(3,162)	$1,054,718
Used Trailers	71	2,884	(71)	2,884
Components, parts and service	—	101,622	—	101,622
Equipment and other	326,688	51,953	(7,939)	370,702
Total net external sales	$1,384,639	$156,459	$(11,172)	$1,529,926
Gross profit	$182,738	$39,375	$—	$222,113
Income (loss) from operations	$130,335	$30,923	$(520,948)	$(359,690)
Adjusted income (loss) from operations[1]	$130,335	$30,923	$(70,948)	$90,310

2023
New Trailers	$1,486,587	$—	$(4,580)	$1,482,007
Used Trailers	—	2,396	—	2,396
Components, parts and service	—	113,567	—	113,567
Equipment and other	305,036	49,684	(12,290)	342,430
Total net external sales	$1,791,623	$165,647	$(16,870)	$1,940,400
Gross profit	$345,098	$44,866	$—	$389,964
Income (loss) from operations	$292,335	$34,504	$(75,992)	$250,847
Adjusted income (loss) from operations[1]	$292,335	$34,504	$(75,992)	$250,847

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Transportation Solutions
Income from operations	$29,162	$89,413	$130,335	$292,335
Adjustments:
N/A	—	—	—	—
Adjusted operating income	29,162	89,413	130,335	292,335

Parts & Services
Income from operations	8,316	12,358	30,923	34,504
Adjustments:
N/A	—	—	—	—
Adjusted operating income	8,316	12,358	30,923	34,504

Corporate
Loss from operations	(470,506)	(24,134)	(520,948)	(75,992)
Adjustments:
Missouri legal matter	450,000	—	450,000	—
Adjusted operating loss	(20,506)	(24,134)	(70,948)	(75,992)

Consolidated
(Loss) income from operations	(433,028)	77,637	(359,690)	250,847
Adjustments:
Missouri legal matter	450,000	—	450,000	—
Adjusted operating income	$16,972	$77,637	$90,310	$250,847

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(329,873)	$55,481	$(282,382)	$181,351
Income tax (benefit) expense	(108,406)	18,068	(92,215)	56,289
Interest expense	4,958	4,932	14,894	14,913
Depreciation and amortization	13,930	12,519	40,394	32,685
Stock-based compensation	3,297	3,131	9,915	8,812
Missouri legal matter	450,000	—	450,000	—
Impairment and other, net	(51)	147	946	149
Other, net	(1,384)	(844)	(4,565)	(1,706)
Loss from unconsolidated entity	1,677	—	4,578	—
Adjusted EBITDA	$34,148	$93,434	$141,565	$292,493

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income attributable to common stockholders	$(330,166)	$55,329	$(283,041)	$180,870
Adjustments:
Missouri legal matter	450,000	—	450,000	—
Tax effect of aforementioned items	(111,213)	—	(111,213)	—
Adjusted net income attributable to common stockholders	$8,621	$55,329	$55,746	$180,870

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diluted (loss) earnings per share	$(7.53)	$1.16	$(6.33)	$3.74
Adjustments:
Missouri legal matter	10.26	—	10.06	—
Tax effect of aforementioned items	(2.54)	—	(2.50)	—
Adjusted diluted earnings per share	$0.19	$1.16	$1.23	$3.74

Weighted average diluted shares outstanding (in thousands)[3]	44,287	47,755	45,242	48,348

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment.
3 Weighted average diluted shares outstanding differ from the GAAP presentation on the Company's Condensed Consolidated Statement of Operations due to the Company being in a loss position on an unadjusted basis.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$42,776	$58,267	$36,388	$204,598
Cash payments for capital expenditures	(14,555)	(29,251)	(50,843)	(85,071)
Expenditures for revenue generating assets	(1,435)	(717)	(1,435)	(3,961)
Free cash flow[1]	$26,786	$28,299	$(15,890)	$115,566

1 Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2024	2023	2024	2023
Income from operations	$29,162	$89,413	$8,316	$12,358
Depreciation and amortization	12,285	11,299	551	553
Impairment and other, net	(51)	147	—	—
Adjusted segment EBITDA	$41,396	$100,859	$8,867	$12,911

Adjusted segment EBITDA margin	10.0%	17.3%	16.9%	22.9%

	Transportation Solutions		Parts & Services
Nine Months Ended September 30,	2024	2023	2024	2023
Income from operations	$130,335	$292,335	$30,923	$34,504
Depreciation and amortization	35,696	29,305	1,626	1,603
Impairment and other, net	(41)	149	(13)	—
Adjusted segment EBITDA	$165,990	$321,789	$32,536	$36,107

Adjusted segment EBITDA margin	12.0%	18.0%	20.8%	21.8%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.